EXHIBIT 32.1

Certificate of Chief Executive Officer

of

Bresler & Reiner, Inc.

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2003 as filed with the Securities and Exchange Commission by Bresler & Reiner, Inc. (the “Company”) on the date hereof (the “Report”), I, Sidney M. Bresler, Chief Executive Officer, Chief Operating Officer and Assistant Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer, Chief Operating Officer and Assistant Secretary of the Company

August 13, 2003